SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 24, 2006

Date of Report

(Date of earliest event reported)

Merix Corporation

(Exact Name of Registrant as Specified in Charter)

Oregon	0-23818	93-1135197
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1521 Poplar Lane, Forest Grove, Oregon 97116

(Address of principal executive offices, including Zip Code)

503-359-9300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreements.

On February 24, 2006, Merix Corporation (the “Company”) granted options to purchase shares of the Company’s common stock and shares of restricted stock, in each case under its 1994 Stock Incentive Plan to executive officers of the Company as follows:

Name and Principal Positions	Number of Stock Options	Option Exercise Price	Restricted Stock Award (Number of Shares)
Steve Robinson, President, Merix San Jose, Inc.	5,500	$9.30	1,750
Thomas R. Ingham, Vice President Sales and Marketing	5,500	$9.30	1,750
Stephen M. Going, Vice President, General Counsel & Secretary	5,500	$9.30	1,750

The fair market value of the Company’s common stock on February 24, 2006 was $9.30 per share. The options will vest (or terminate) as to 25% of the shares based on the achievement of specified performance goals related to the Company’s consolidated pro forma EBITDA for each of the Company’s fiscal years ending May 2006, 2007, 2008 and 2009. Specific terms of the option grants are governed by a Stock Option Agreement between the Company and each executive officer. The restricted stock awards will vest as to 25% of the shares on the first four anniversaries of the date of grant. Specific terms of the restricted stock awards are governed by an Employee Stock Bonus Agreement between the Company and each executive officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 2, 2006	/s/ Stephen M. Going
Stephen M. Going Vice President, General Counsel and Secretary